EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-217058) of Kulicke and Soffa Industries, Inc. of our report dated November 20, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Kulicke and Soffa Industries, Inc.'s Annual Report on Form 10‑K for the year ended October 3, 2020.

/s/ PricewaterhouseCoopers LLP
Singapore
July 6, 2021